Ally Financial Inc. Barclays Global Financial Services Conference September 15, 2020 Contact Ally Investor Relations at (866) 710-4623 or investor.relations@ally.com 1

Forward-Looking Statements and Additional Information This presentation and related communications should be read in conjunction with the financial statements, notes, and other information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This information is preliminary and based on company and third-party data available at the time of the presentation or related communication. This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about future effects of COVID-19 and our ability to navigate them, the outlook for financial and operating metrics and performance, and future capital allocation and actions. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non- GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Unless the context otherwise requires, the following definitions apply. The term “loans” means the following consumer and commercial products associated with our direct and indirect financing activities: loans, retail installment sales contracts, lines of credit, and other financing products excluding operating leases. The term “operating leases” means consumer- and commercial- vehicle lease agreements where Ally is the lessor and the lessee is generally not obligated to acquire ownership of the vehicle at lease-end or compensate Ally for the vehicle’s residual value. The terms “lend,” “finance,” and “originate” mean our direct extension or origination of loans, our purchase or acquisition of loans, or our purchase of operating leases, as applicable. The term “consumer” means all consumer products associated with our loan and operating-lease activities and all commercial retail installment sales contracts. The term “commercial” means all commercial products associated with our loan activities, other than commercial retail installment sales contracts. 2

Ally: Who We Are -- 2Q’20 Snapshot Leading Financial Service Provider | Top-20 Bank Holding Company Company Snapshot Auto & Insurance Consumer + Deposits Industry Leader | Adaptable Partner Industry Leader | ALL-Digital 18.4K Dealer Relationships 2.1M Deposit Customers Founded 1919 92% U.S. Franchised Dealers $9.6B Invest: Customer Assets 4.1M Auto Customers $1.2B Home: 2Q Originations Customers 9M+ 2.5M Insurance Customers $75M Lending: 2Q Originations Corporate Finance Employees 9,100 Senior Secured Middle Market Lending $6.0B HFI Loans 46% Asset Based Loans Assets $184B Loans & Leases $127B Deposits $131B Branches 0 Note: Employees, customers, total assets, loans & leases and deposits as of June 30, 2020. End-of-period balances. Top 20 ranking based on assets as of December 31, 2019 3

Strategic Priorities Relentless Customer Focus and ‘Do It Right’ Culture Ongoing optimization of market leading Auto Lending and Insurance business lines Consumer & Commercial Sustain our momentum in customer growth and Savings & Insurance deposit funding profile optimization Checking Enhance and grow expanded product offerings Servicing Efficient & disciplined risk management and & Customer Investing capital deployment Solutions Payments Ongoing focus on continuous execution Consistent Execution to Drive Long-Term Shareholder Value 4

Auto Credit Performance

Retail Auto Credit Metrics

Delinquencies	Net Charge-offs
✓ 30+ DLQ Aug'20: ~2.0% • >110bps favorable v. Aug'19 ✓ 60+ DLQ Aug'20: ~0.4% • >15bps favorable v. Aug'19	✓ NCO FY'20: +/- 1.3% • Favorable v. Prior Outlook of 1.8-2.1%

Auto Servicing & Collections

Staffing	Customer Engagement
Scalable Staffing Model & Resource Capabilities	Rolled out Enhanced Digital Portal + New Communication Tech

COVID-19 Deferral Program Update

> Ally provided COVID-19 assistance to ~30% or ~1.3M consumer auto accounts | ~96% expired as of 8/31/2020

Ally Deferral Population Trends

EOP Consumer Auto Accounts (#thousands) by Status

Deferral Population Stats @ 8/31/2020



1,300
1,040
780
520
260
-
Mar'20
Apr'20
May'20
Jun'20
Jul'20
Aug'20
84
1,129
56
3% Expired: Re-extended
7% Expired: 30+ Delinquent or Charged-off
86% Expired: Current(1) or Paid-in-full
4% Scheduled to Expire

(1) Current accounts are <30 days past due

ally do it right. | 6